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                                                                    Exhibit 9(b)

                     PROXY AGREEMENT/SHAREHOLDER AGREEMENT
                     -------------------------------------

     THIS AGREEMENT is made and entered into as of the 15th day of September, 1996, by and among MICHAEL W. GULLION ("Gullion"), ALLEN D. PETERSEN ("Petersen") and WILLIAM F. WRIGHT ("Wright").

     WITNESSETH:

     In consideration of the mutual covenants and promises herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

     1.  Ownership of Stock.  Petersen currently owns 1,223.17 shares of common
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capital stock in Gold Banc Corporation, Inc. (the "Corporation") and Wright
currently owns 1,223.16 shares of common capital stock in the Corporation. Such shares are currently subject to the terms of a Voting Trust Agreement dated _____________________ (the "Voting Trust Agreement"). The shares of stock in the Corporation owned by Petersen and by Wright are collectively referred to herein as the "Subject Shares of Stock". The parties acknowledge and agree that as of the date of the execution hereof, the Corporation is contemplating a stock split or stock dividend and the reference to "Subject Shares of Stock" throughout this Agreement shall include any and all shares issued to Petersen and/or Wright (or their respective assigns) as a result of any such stock split or stock dividend. If Petersen and/or Wright acquire additional shares in the Corporation at any time after the date hereof, such additional shares shall likewise be subject to the terms hereof and shall be deemed "Subject Shares of Stock". Likewise, with respect to the rights of first refusal set forth herein applicable to shares of stock in the Corporation owned by Gullion, such right shall apply to all shares owned by Gullion as of the date of the execution hereof, as well as any shares acquired by Gullion after the date hereof.
Gullion currently serves as President, Chairman and Chief Executive Officer of the Corporation.

     2.  Termination of Voting Trust Agreement; Grant of Irrevocable Proxy.
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Gullion is the trustee of the Voting Trust pursuant to the Voting Trust
Agreement. By execution hereof, Gullion, Petersen and Wright agree that the Voting Trust Agreement shall be terminated. Gullion shall cause the Subject Shares of Stock to be distributed from the Voting Trust to Petersen and Wright in accordance with their respective interests therein. Notwithstanding the termination of the Voting Trust Agreement,


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Petersen and Wright have deemed it to be in their respective best interests to grant to Gullion an irrevocable proxy to vote all of the Subject Shares of Stock. Accordingly, by execution hereof (to be effective concurrent with the reissuance of the Subject Shares of Stock from the Voting Trust to Petersen), Petersen, then being the owner of 1,223.17 shares of stock in the Corporation, hereby constitutes and appoints Gullion as his true and lawful attorney, for Petersen and in his name, place and stead, with full power of substitution to vote as Petersen's proxy all of Subject Shares of Stock, at any and all meetings, regular or special, of the stockholders of the Corporation, or any adjournments thereof, or to give written consents in lieu of voting such shares, on all matters submitted to the shareholders of the Corporation for vote, including, but not limited to, the election of directors of the Corporation. At all times, Gullion shall have full, total and complete discretion as to the voting of the stock. By execution hereof, Petersen revokes any and all proxies heretofore made by him.

     Further (to be effective concurrent with the reissuance of the Subject Shares of Stock from the Voting Trust to Wright), Wright, being the owner of 1,223.16 shares of stock in the Corporation, hereby constitutes and appoints Gullion as his true and lawful attorney, for Wright and in his name, place and stead, with full power of substitution to vote as Wright's proxy all of Subject Shares of Stock, at any and all meetings, regular or special, of the stockholders of the Corporation, or any adjournments thereof, or to give written consents in lieu of voting such shares, on all matters submitted to the shareholders of the Corporation for vote, including, but not limited to, the election of directors of the Corporation. At all times, Gullion shall have full, total and complete discretion as to the voting of the stock. By execution hereof, Wright revokes any and all proxies heretofore made by him.

     The Proxy granted by Petersen to Gullion and the Proxy granted by Wright to Gullion herein shall each be deemed to be an irrevocable proxy coupled with an interest as provided hereinafter. The proxies referenced herein shall continue until the earlier of (i) the death of Gullion or (ii) the termination of this Agreement as provided hereinafter.

     3.  Right of First Refusal in Favor of Gullion.  Except as set forth in the
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last paragraph of this Section 3, if at any time during the term hereof, either
Petersen or Wright receives a bona fide offer from a third party for the purchase of any of their

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respective shares of the Subject Shares of Stock, and the party receiving such offer (the "Selling Party") wishes to accept such offer, he shall give written notice of such offer to Gullion. Such notice shall include the identity of the offeror and the purchase price for the shares to be acquired. Gullion shall be given ninety (90) days from the date of receipt of such notice to exercise a right to purchase some or all of those shares which the Selling Party desires to sell. The price at which Gullion shall be permitted to purchase such shares shall be as set forth in Section 5 hereinafter. If Gullion exercises such right, he shall deliver to the Selling Party an amount equal to one-third (1/3) of the purchase price at the time of closing of such purchase. In addition, Gullion shall deliver to the Selling Party at closing his promissory note for the remainder of the purchase price bearing interest at the prime rate of interest then quoted by Exchange National Bank with such note calling for two
(2) equal annual installments of principal with the first such installment due one (1) year from the date of the note and the second installment due two (2) years from the date of the note. Accrued and unpaid interest shall be payable at the time of each such principal installment and Gullion shall reserve the right to prepay all or any portion of the amount due thereunder at any time without penalty. Gullion's obligation under the promissory note shall be secured by a pledge of two-thirds (2/3) of the shares of stock purchased by Gullion in such transaction.

     If Gullion exercises such right, he shall give written notice of same to the Selling Party within the aforementioned ninety (90) day period. Closing shall then take place within thirty (30) days after the date Gullion has given such notice. At the closing, Gullion shall deliver the payment due and the promissory note required as set forth above. The Selling Party shall deliver the certificate or certificates representing the shares being sold properly endorsed or accompanied by properly executed stock powers. All shares sold shall be delivered free and clear of any liens or encumbrances. The parties shall then execute a Stock Pledge Agreement containing normal terms and conditions typically found in such agreements. Such agreement shall specify a mutually agreed upon escrow agent to hold the shares of stock pursuant to such Stock Pledge Agreement.

     If Gullion does not exercise the right of first refusal granted hereunder as to all or any portion of the shares with respect to which the notice was given, then the Selling Party shall

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be free to sell such shares to such third party as long as such sale is made in strict accordance with the terms and conditions contained in such notice and, further, as long as such sale is closed within thirty (30) days of the expiration of the aforementioned ninety (90) day period. To the extent the shares are sold to a third party in accordance with the preceding sentence, then from and after such sale, such shares shall no longer be subject to the terms and conditions of this Agreement. If there is a public market for the Subject Shares of Stock, the notice from the Selling Party may designate a sale into the public market rather than designating a specific proposed third party transferee. In such event, however, the right of first refusal shall continue to apply.

     Notwithstanding anything herein contained to the contrary, if Petersen wishes to sell or otherwise transfer shares of stock in the Corporation to Wright or if Wright wishes to sell or otherwise transfer shares of stock in the Corporation to Petersen, such transaction or transfer may be consummated without Gullion having a right of first refusal with respect to such transfer. However, any shares so transferred from Wright to Petersen or from Petersen to Wright shall remain subject to all terms and conditions thereof including specifically the irrevocable proxy set forth in Section 2 above and the right of first refusal set forth in this Section 3.

     4.  Right of First Refusal in Favor of Wright and Petersen. If at any time
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during the term hereof, Gullion receives a bona fide offer from a third party for the purchase of any of his shares of stock in the Corporation and he wishes to accept such offer, he shall give written notice of such offer to Wright and to Petersen. Such notice shall include the identity of the offeror and the purchase price for the shares to be acquired. Wright and Petersen shall each be given ninety (90) days from the date of receipt of such notice to exercise a right to purchase some or all of those shares which Gullion desires to sell. The price at which Petersen and Wright shall be permitted to purchase such shares shall be as set forth in Section 5 hereinafter. Wright and Petersen may each exercise the rights granted hereunder as to one-half of the shares being offered by Gullion; provided, however, that if either of such two parties does not wish to purchase the entirety of the one-half of shares available under this provision, the other party may do so. To the extent the purchase right is exercised, the entire purchase price shall be payable in full at closing. Closing shall take place within thirty (30) days after the date Wright and/or

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Petersen have given notice of their intention to exercise the right of first refusal.

     If Wright and Petersen do not exercise the right of first refusal granted hereunder as to all or any portion of the shares with respect to which the notice was given, then Gullion will be free to sell such shares to such third party as long as such sale is made in strict accordance with the terms and conditions contained in such notice and further as long as such sale is closed within thirty (30) days of the expiration of the aforementioned ninety (90) day period. After any such sale by Gullion to such third party then the restrictions applicable to such shares as provided hereunder shall lapse. If there is a public market for the shares owned by Gullion, then the notice to be given by Gullion may identify a sale in the public market without designating a specific prospective third party purchaser. In such event, however, the right of first refusal shall continue to apply.

     5.  Purchase Price for Shares.  As of the date of the execution hereof, the
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Corporation intends to file a Registration Statement under the 1933 Act registering shares of its stock in a public offering. In addition, the Corporation is seeking to qualify or register all stock, including the Subject Shares of Stock, under the securities or "Blue Sky" laws of each state. If such registration is completed, then the purchase price for stock purchased by Gullion hereunder shall be the average between the high and low trading prices on the last business day before the closing date of such transaction.

     If such registration is not consummated and the stock is not publicly traded as of the date of any transaction described herein, then the purchase price, in the case of the right of first refusal, shall be the price included in the notice given by the Selling Party which represents the bona fide offer he has received from a third party.

     6.  Death of Petersen, Wright or Gullion.  If either Petersen or Wright
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dies at any time during the term of this Agreement, the proxy granted by such deceased party as set forth in Section 2 hereinabove shall remain in full force and effect and the Subject Shares of Stock owned by the deceased party hereto shall inherit same subject to such proxy. In addition, the right of first refusal in favor of Gullion shall continue with respect to the shares of stock in the Corporation owned by the decedent and the

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decedent's estate, heirs and beneficiaries shall inherit the decedent's shares constituting the Subject Shares of Stock subject to such right of first refusal, as well as such proxy designation in favor of Gullion for the duration of the term of this Agreement.

     In the event of Gullion's death, the proxy granted by Petersen and the proxy granted by Wright shall terminate concurrent with Gullion's death. However, the right of first refusal in favor of Petersen and Wright as set forth in Section 4 above shall continue to apply to all shares of stock owned by Gullion at the time of his death and Gullion's estate and his heirs and beneficiaries shall inherit his shares of stock in the Corporation subject to such rights of first refusal for the duration of the term of this Agreement.

     7.  Term of Agreement.  This Agreement shall commence as of the day and
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year first above written (the "Effective Date") and shall continue for a period of ten (10) years from the Effective Date; provided, however, that as set forth above, if Gullion dies at any time during such ten (10) year period, then the proxy right granted in Section 2 above shall terminate concurrent with his death, but the rights of first refusal otherwise set forth herein shall continue for the duration of the term of this Agreement. Likewise, if at any time during the ten (10) year term from the Effective Date, Gullion for any reason ceases to be President, Chairman and/or Chief Executive Officer of the Corporation, then the proxy rights referenced in Section 2 above shall terminate concurrent with the date he ceases to serve as either President, Chairman and/or Chief Executive Officer of the Corporation, but the rights of first refusal set forth above shall remain in full force and effect for the duration of the term of the Agreement. Further, all parties acknowledge and agree that if shares are sold to a third party as a result of the waiver by a party hereto of his right to exercise a right of first refusal with respect to such shares, then the transferee of such shares shall take same free and clear of any of the restrictions or proxy rights set forth in this Agreement and this Agreement shall not apply to such shares from and after the date of such transfer.

     8.  Binding Agreement.  The terms of this Agreement shall be binding upon
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and inure to the benefit of the parties hereto, their respective heirs, successors, administrators, executors, trustees and assigns.

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     9.  Governing State Law.  The terms of this Agreement shall be governed by
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and interpreted in accordance with the laws of the State of Kansas.

     10.  Superseding Agreement.  This Agreement shall supersede any and all
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prior agreements between Gullion, Petersen and Wright pertaining to the Subject
Shares of Stock including specifically the Voting Trust Agreement.

     11.  Legend on Certificates.  The parties acknowledge and agree that a
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legend will be affixed to each certificate representing shares constituting the
Subject Shares of Stock. Such legend shall establish that the shares represented by such certificate are subject to this Proxy Agreement/Shareholder Agreement and that any transfer of such shares can be made only subject to the terms hereof.

     IN WITNESS WHEREOF, the parties hereto set their hands as of the day and year first above written.


                                       ___________________________
                                       Michael W. Gullion


                                       ___________________________
                                       Allen D. Petersen


                                       ___________________________
                                       William F. Wright

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